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                                                                                                                  19

                                  EXHIBIT 11.1
                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                                      Three Months Ended March 31,
                                                                                    --------------------------------
                                                                                        1996                 1995
                                                                                    -----------          -----------
 PRIMARY EARNINGS PER SHARE
 --------------------------
     Net income (loss) attributable to common stock                                 $ 6,310,240          $ 2,041,108
                                                                                    ===========          ===========
     Weighted average number of common shares outstanding                            25,873,794           24,914,617
                                                                                    ===========          ===========
 Primary earnings (loss) per share                                                  $      0.24          $      0.08
                                                                                    ===========          ===========
 ADDITIONAL PRIMARY COMPUTATION
 ------------------------------
     Net income (loss) attributable to common stock                                 $ 6,310,240          $ 2,041,108
                                                                                    ===========          ===========
 Shares:
     Weighted average number of common shares outstanding                            25,873,794           24,914,617
     Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
      proceeds from exercise of such options                                          1,800,394            1,122,438
                                                                                   ------------         ------------
 Primary weighted average number of common shares outstanding
     as adjusted                                                                     27,674,188           26,037,055
                                                                                    ===========          ===========
 Primary earnings (loss) per share (a)                                              $      0.23          $      0.08
                                                                                    ===========          ===========
 ASSUMING FULL DILUTION
 ----------------------
     Net income (loss) attributable to common stock                                 $ 6,310,240           $2,041,108
                                                                                    ===========          ===========
 Shares:
     Weighted average number of common shares outstanding                            25,873,794           24,914,617
     Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
      proceeds from exercise of such options                                          2,354,112            1,440,878
                                                                                   ------------         ------------
     Weighted average number of common shares outstanding as
      adjusted                                                                       28,227,906           26,355,495
                                                                                    ===========          ===========
 Earnings (loss) per common share assuming full dilution (a)                        $      0.22          $      0.08
                                                                                    ===========          ===========
 ADDITIONAL FULLY DILUTED COMPUTATION
 ------------------------------------
 Additional adjustment to net income (loss) as adjusted per fully diluted computation above:
     Net income (loss) attributable to common stock                                 $ 6,310,240          $ 2,041,108
     Add after tax interest expense attributable to convertible notes                   (70,880)              93,240
     Add after tax interest expense attributable to convertible
      debentures                                                                         84,267              128,560
                                                                                     ----------           -----------
     Net income (loss) as adjusted                                                  $ 6,323,627          $ 2,262,908
                                                                                    ===========          ===========
 Additional adjustment to weighted average number of shares
      outstanding:
     Weighted average number of common shares outstanding                            25,873,794           24,914,617
     Add shares assuming conversion of convertible debentures                           433,930              650,237
     Add shares assuming conversion of convertible notes                                 85,744              397,477
     Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
      proceeds from exercise of such options                                          2,354,112            1,440,878
                                                                                    -----------          -----------
     Weighted average number of common shares outstanding as
      adjusted                                                                       28,747,580           27,403,209
                                                                                    ===========          ===========
 Earnings (loss) per common share assuming full dilution (b)                        $      0.22          $      0.08
                                                                                    ===========          ===========
<FN
(a)  This calculation is submitted in accordance with Regulations S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 for 1995 because it results in dilution of less than 3% for the three months ended March 31,
1995.

(b)  This calculation is submitted in accordance with Regulation S-K Item 601 (b)(11) although it is contrary to paragraph
40 of APB Opinion No. 15 because it produces an anti-dilutive result for the three months ended March 31, 1995.
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